Tauriga Sciences Inc. Enters into Confidential Settlement Agreement and General Releases in Connection with the Action Against its Former Auditors

On November 09, 2017 (the “Effective Date”), Tauriga Sciences, Inc. (OTC PINK: TAUG) (“Tauriga” or the “Company”) entered into a Confidential Settlement Agreement and General Releases (the “Settlement Agreement”) in connection with the action against its former auditors pending in the United States District Court for the District of New Jersey, Civil Action No. 3:16-cv-06285 (the “Action”) to resolve all claims between the parties in the Action for a cash consideration of $2,050,000. In addition, as part of the Settlement Agreement, Defendants agreed to release any and all claims against the Company. Upon receipt of the Settlement Payment, Tauriga will dismiss the Action with prejudice. The settlement amount is being funded in its entirety by professional liability insurance for the Defendants.

Tauriga and the defendants agreed to exchange general releases of all claims against the other as part of the Settlement Agreement, including any potential derivative actions, and to avoid any future public comments on the Action, unless required by law.

The Board of Directors of the Company believes it is in the best interest of the Company’s stockholders to enter into the Settlement Agreement to avoid the continuing costs, inconvenience and significant uncertainty of litigation and any potential appeals, delay and further costs that might follow, and allow the Company to move forward with its business plan.

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (OTC Pink Current: TAUG) is engaged in building life sciences company through the development, marketing, distribution and potential licensing of a broad array of products and technologies. The Company is presently focused on its upcoming contemplated launch of a Cupacu Butter based lip balm product branded under the name: Herman. The Company has previously disclosed that it plans to launch this product to the retail marketplace during mid-late Autumn of 2017. The Company believes that one of its most important strengths is its access to and relationships with potentially substantial distribution systems and networks. The Company intends to capitalize on distribution opportunities and will continually update shareholders on such developments. Please visit the Corporate Website at www.tauriga.com

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation: expectations, expects, anticipates, believes, hopes, beliefs, plans and objectives regarding the development, use and marketability of products as well as the attainment of certain corporate goals and milestones (i.e. SEC Periodic Filings, Filing of Proxies, etc.). Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact Info:

Mr. Seth M. Shaw

Chief Executive Officer

Tauriga Sciences Inc.

Cell # 917-796-9926

Email: sshaw@tauriga.com

Website: www.tauriga.com